Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
The Guarantee Life Companies Inc:

We consent to incorporation by reference in Registration Statement Nos. 333-17863 and 333-22461 on Form S-8 of The Guarantee Life Companies Inc. of our reports dated February 14, 1997 relating to the consolidated balance sheets of The Guarantee Life Companies Inc. and subsidiaries (Guarantee Life) as of December 31, 1996 and December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which reports are included or incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of The Guarantee Life Companies Inc.

Our report refers to Guarantee Life's adoption of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investment in Debt and
                              ---------------------------------------------
Equity Securities, in 1994.
-----------------


KPMG Peat Marwick LLP
Omaha, Nebraska
March 27, 1997